UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2010

SYMETRA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33808	20-0978027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

777 108th Avenue NE, Suite 1200
Bellevue, Washington	98004
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (425) 256-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2010, Symetra Financial Corporation, a Delaware corporation (the “Company”), issued a press release, and filed an associated Current Report on Form 8-K, announcing (i) the resignation of Randall H. Talbot from his positions as President and Chief Executive Officer of the Company and its affiliates and as a member of the board of directors of the Company (the “Board of Directors”) and its affiliates and (ii) the appointment by the Board of Directors of Thomas M. Marra as the successor to Mr. Talbot as President and Chief Executive Officer and as a member of the Board of Directors.  Mr. Marra also will be serving as President and a director of Symetra Life Insurance Company.

The Company and Mr. Marra have entered into an employment letter agreement dated June 7, 2010 (the “Employment Letter Agreement”), which sets forth the compensatory terms of Mr. Marra’s employment, including an annual salary of $525,000, a target bonus percentage under the Company’s Annual Incentive Bonus of 100% of annualized base salary for the 2010 plan year (without any pro-rationing), a grant under the Company’s Long-Term Incentive Plan for the three-year 2010-2012 performance cycle with an at-target value of approximately $2.5 million and a grant of options to purchase 1,250,000 shares of the Company’s common stock, having an exercise price of $28 per share.  The foregoing description of the Employment Letter Agreement is a summary of the material terms of the Employment Agreement and does not purport to be complete, and, therefore, is qualified in its entirety by reference to the copy of such agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

In connection with Mr. Talbot’s resignation, the Company and Mr. Talbot have entered into a separation and consulting agreement dated June 7, 2010 (the “Separation and Consulting Agreement”), which provides that Mr. Talbot will receive approximately $2.6 million in severance and a $525,000 bonus payment in respect of his services during 2010, and that his 131,358 shares of restricted stock will vest immediately.  In exchange, Mr. Talbot has agreed to customary confidentiality, non-disparagement, non-competition and non-solicitation covenants, as well as a general release of all claims against the Company and its affiliates.  Beginning on July 1, 2010, the Company will retain Mr. Talbot for one year as a consultant, with a monthly retainer fee of $20,000.  The foregoing description of the Separation and Consulting Agreement is a summary of the material terms of the Separation and Consulting Agreement and does not purport to be complete, and, therefore, is qualified in its entirety by reference to the copy of such agreement filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between Mr. Marra and Symetra Financial Corporation, dated June 7, 2010.
10.2	Separation and Consulting Agreement between Mr. Talbot and Symetra Financial Corporation, dated June 7, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMETRA FINANCIAL CORPORATION
By:	/s/ George C. Pagos
Name:	George C. Pagos
Title:	Senior Vice President, General Counsel and Secretary

Date: June 11, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Employment Agreement between Mr. Marra and Symetra Financial Corporation, dated June 7, 2010.
10.2	Separation and Consulting Agreement between Mr. Talbot and Symetra Financial Corporation, dated June 7, 2010.